August 3, 2004

Johnson Controls, Inc.
5757 N. Green Bay Avenue
Milwaukee, WI 53209

Ladies and Gentlemen:

     I am the General Counsel of Johnson Controls, Inc., a Wisconsin corporation (the “Company”), and have acted as counsel for the Company in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 8,000,000 shares of the Company’s Common Stock, $0.04 1/6 par value (the “Common Stock”), which may be issued or acquired pursuant to various 401k plans of the Company or its affiliates, as indicated on the face page of the Registration Statement (the “Plans”).

     As such counsel, I have examined: (i) the Plans, (ii) the Registration Statement; (iii) the Company’s Restated Articles of Incorporation and By-Laws, each as amended to date; (iv) resolutions of the Company’s Board of Directors relating to the Plans and the issuance of securities thereunder; and (v) such other documents and records as have deemed necessary to enable me to render this opinion.

     Based upon the foregoing, I am of the opinion that:

1.	The Company is a corporation validly existing under the laws of the State of Wisconsin.

2.	The shares of Common Stock acquired from the Company pursuant to the terms and conditions of the Plans will be validly issued, fully paid and nonassessable, and no personal liability will attach to the ownership thereof, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

     I consent to the use of this opinion as an exhibit to the Registration Statement. In giving my consent, I do not admit that I am an “expert” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,
/s/ John P. Kennedy
John P. Kennedy
General Counsel